UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 24, 2007
EXPEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51447	20-2705720
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3150 139th Avenue S.E., Bellevue, Washington		98005
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (425) 679-7200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
Signature
EXHIBIT 23.1
EXHIBIT 23.2
EXHIBIT 99.1
EXHIBIT 99.2

Item 8.01 Other Events
     On August 21, 2006, Expedia, Inc. privately offered $500.0 million of senior unsecured notes due 2018 (the “Notes”). We are filing this Current Report on Form 8-K for the purpose of incorporating the contents of this report into the Registration Statement on Form S-4 that we anticipate filing with the Securities and Exchange Commission (“SEC”). The Form S-4 will register the exchange of the Notes for registered notes having the same financial terms and covenants.
     Filed herewith, as Exhibit 99.1, are our audited consolidated balance sheets as of December 31, 2005 and 2004, and the related consolidated statements of income, stockholders’ equity and comprehensive income and cash flows for each of the three years in the period ended December 31, 2005, including new supplemental condensed consolidating financial information in Note 22 pursuant to Item 3-10 of Regulation S-X, “Financial Statements of Guarantors, and Affiliates Whose Securities Collateralize an Issue.”
     Additionally, filed herewith, as Exhibit 99.2, are our unaudited consolidated balance sheet as of September 30, 2006, audited consolidated balance sheet as of December 31, 2005, and the related unaudited consolidated statements of income, stockholders’ equity and comprehensive income and cash flows for the three and nine month periods ended September 30, 2006 and 2005, including new supplemental condensed consolidating financial information in Note 14.
     Except as specifically described above with respect to the addition of Note 22 and Note 14 to the consolidated financial statements, no other information within the attached exhibits has been changed from the versions previously filed with our Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Independent Registered Public Accounting Firm

99.1	Consolidated Financial Statements for the Year Ended December 31, 2005 and Combined Financial Statements for the Years Ended December 31, 2004 and 2003 and Reports of Independent Registered Public Accounting Firm

99.2	Consolidated Financial Statements for the Three and Nine Month Periods Ended September 30, 2006 and 2005 (Unaudited)

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 24, 2007	Expedia, Inc.
	By:	/s/ MICHAEL B. ADLER
Michael B. Adler
Chief Financial Officer

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